                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              E-HOBBY NETWORK, INC.

      The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

      The name of the Corporation is e-Hobby Network, Inc.

                                   ARTICLE II
                                     PURPOSE

      The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

      The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

      4.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, no par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

      The initial address of the principal place of business of this corporation in the State of Florida shall be 19501 N.E. 10th Avenue, Suite 203, Miami, FL 33179. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

      The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time In the manner provided in the By-Laws.

      The number of persons constituting the Initial Board of Directors shall be
1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

      Susan Parker                       President/Secretary/Director
      19501 N.E. 10th Avenue
      Suite 203
      Miami, FL 33179

                                  ARTICLE VIII
                           DENIAL OF PREEMPTIVE RIGHTS

      No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

      Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

      9.1. INSPECTION OF BOOKS. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to Inspection by shareholders or a duly appointed representative of a shareholder.

      9.2. CONTROL SHARE ACQUISITION. The provisions relating. to any control share acquisition as contained In Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

      9.3. QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

      9.4. REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 50.01 % of the outstanding votes of shareholders.


                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

      To the Most extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the beg interests of this corporation, and in Conjunction therewith, to procure, at this corporation's expense, policies of Insurance.

                                   ARTICLE XI
                                   SUBSCRIBER

      The name and address of the person signing these Articles of Incorporation as subscriber is:

       Eric P. Littman
       7695 S.W. 104th Street
       Suite 210
       Miami, FL 33168

                                   ARTICLE XII
                                    CONTRACTS

      No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at come time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

      The name and address of the initial resident agent of this corporation is:

            Eric P. Littman
            7695 S.W. 104th Street
            Suite 210
            Miami, FL 33166

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on January 2, 2001.

                                          /s/ Eric. P. Littman
                                          -------------------------------------
                                          Eric P. Littman, Subscriber


Subscribed and Sworn on January 2, 2001.
Before me:



----------------------------------
Notary Public

My Commission Expires:

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

      Having been named to accept service of process for e-Hobby Network, Inc., at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).




                                          /s/ Eric. P Littman
                                          ---------------------------------
                                          Eric P. Littman

                            ARTICLES OF AMENDMENT TO
                              E-HOBBY NETWORK, INC.

      THE UNDERSIGNED, being the sole director and president of e-Hobby Network, Inc., does hereby amend its Articles of Incorporation as follows:

                                   ARTICLE IV
                                     SHARES

      4.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, no par value and 100,000,000 shares of preferred stock, no par value.

      4.2. PREFERRED STOCK. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, including voting rights, if any, preferences, and fights of the shares, of each series, and any qualifications, limitations, or restrictions thereof.

      4.3 OTHER POWERS OF THE BOARD OF DIRECTORS WITH RESPECT TO SHARES.

            (a) The board of directors may effectuate dividends payable in shares by issuance of shares of any class or series to holders of shares of any other class or series.

            (b) The board of directors may issue rights and options to acquire shares upon such terms as the board of directors shall determine.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 10, 2000 and that the number of votes cast was sufficient for approval.

                                 DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

      1. CREATION OF SERIES A CONVERTIBLE PREFERRED STOCK. There is hereby created a series of preferred stock consisting of 75,000,000 shares and designated as the Series A Convertible Preferred Stock, no per value, having the voting powers, preferences, relative, participating, limitations, qualifications optional and other special rights; and the qualifications, limitations and restrictions thereof that are set forth below.

      2. DIVIDEND PROVISIONS. In the event a dividend is declared with respect to the Company's Common Stock prior to Conversion of the Series A Convertible Preferred Stock, upon such conversion, such dividend shall be paid with respect to the Shares of Common Stock into which the Series A Convertible Preferred Stock were converted. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Convertible Preferred Stock with respect to dividends.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 10, 2003 and that the number of votes cast was sufficient for approval.

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 10, 2003.

/s/ Susan Parker
---------------------------------------
Susan Parker, President and Sole Director

      The foregoing instrument was acknowledged before me on March 10, 2003, by Susan Parker who is personally known to me.

My commission expires:

                            ARTICLES OF AMENDMENT TO
                              E-HOBBY NETWORK, INC.

      THE UNDERSIGNED, being the sole director and president of, e-Hobby Network, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME

      1. Effective April 8, 2003, the name of this corporation shall be RENT SHIELD CORP.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 8, 2003 and that the number of votes cast was sufficient for approval.

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on April 8, 2003.

/s/ Susan Parker
------------------------------------
Susan Parker, President and Sole Director

      The foregoing Instrument was acknowledged before me on April 8, 2003, by Susan Parker who is personally known to me.

Notary Public
My commission expires:

                            ARTICLES OF AMENDMENT TO
                                RENT SHIELD CORP.

      THE UNDERSIGNED, being the president of Rent Shield Corp., does hereby amend its Articles of incorporation as follows:

                                    ARTICLE I
                                      NAME

      1. The name of this corporation shall be RS Group of Companies, Inc.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 14, 2004 and that the number of votes cast was sufficient for approval

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of incorporation this on April 14, 2004.

/s/ Sandro Sordi
-----------------------------------
Sandro Sordi, Secretary and General Counsel

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF

                           RS GROUP OF COMPANIES, INC.
                                  P01000000985
                        (document number of corporation)


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation, RS Group of Companies, Inc. (the "corporation") adopts the following amendment to its articles of incorporation. This amendment was adopted on duly adopted by the board of directors April 19, 2004.

Article Number IV. SHARES, Section 4.2 Preferred Stock is hereby amended by adding the following Certificate of Designation.

        CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           RS GROUP OF COMPANIES, INC.
           [SEE EX. 3.3 TO SEC REGISTRATION STATEMENT NO. 333-115433]

                             ARTICLES OF CORRECTION

                                       FOR

                           RS GROUP OF COMPANIES, INC.
                           ---------------------------
    NAME OF CORPORATION IS CURRENTLY FILED WITH THE FLORIDA DEPART. OF STATE

                                  P01000000985
                                  ------------
                           Document Number (if known)

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These Articles of Correction correct Certificate of Designation.
                                          (Document Type)

filed with the Department of State on April 22, 2004.
                                 (File Date of Document)

Specify the inaccuracy, incorrect statement, or defect:

We are correcting the maximum number of Series B Convertible Preferred Stock, originally specified as 10,000,000 shares, to be 12,725,000 shares. The corrections to the Issuer's Board of Directors Resolution and Article IV of the Articles of Incorporation, reflected in paragraph 1 ("Designation and Rank"), are set forth below.

Correct the inaccuracy, incorrect statement, or defect:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), there hereby is created out of the shares of Preferred Stock, no par value per share, of the Company authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Company, to be named "Series B Convertible Preferred Stock," consisting of 12,725,000 shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, no par value per share (the "Series B Preferred Stock"). The maximum number of shares of Series B Preferred Stock shall be 12,725,000 shares. The Series B Preferred Stock shall rank senior to shares of the Company's Series A Convertible Preferred Stock and the common stock, no par value per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series B Preferred Stock ("Junior Stock"). The Series B Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

                                /s/ Sandro Sordi
-------------------------------------------------------------------------------
(Signature of a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of the receiver, trustee, or other court appointed fiduciary, by that fiduciary.)

/s/ Sandro Sordi                         Secretary, General Counsel and Director
----------------                         ---------------------------------------
(Typed or printed name of                (Title of person signing)
person signing)

                               Filing Fee: $35.00

                                                                    H04000092789